                          [FORM OF WARRANT CERTIFICATE]

                                     [FACE]

                               WARRANT CERTIFICATE

                             IMPERIAL SUGAR COMPANY

NUMBER

W- _____________________                                     ___________Warrants

                                                               CUSIP 453096 11 7


     This Warrant Certificate certifies that ______________, or registered assigns is the registered holder of _______________ Warrants (the "Warrants") expiring August 28, 2008 (or such earlier or later date as may be fixed under the circumstances set forth in the Warrant Agreement and described on the reverse hereof) to purchase Common Stock of Imperial Sugar Company, a Texas corporation (the "Company"). Each Warrant entitles the holder to purchase from the Company one fully paid and nonassessable share of newly issued Common Stock, without par value, of the Company (a "Common Share") at the exercise price (the "Exercise Price") in effect under the Warrant Agreement at such time ($31.89 per share, at the time of the initial issuance of the Warrants), payable in lawful money of the United States of America by certified or official bank check payable to the order of the Company, upon surrender of this Warrant Certificate and payment of such Exercise Price to the Company at the principal office of the Warrant Agent at 101 Barclay Street (22W), New York, New York 10286, or at another office or agency to be maintained by the Company, but only subject to the conditions set forth herein and in the Warrant Agreement; provided, however, that no fractional shares shall be issued on exercise of this Warrant and that the number or kind of shares (or in certain events other property) purchasable upon exercise of the Warrants and the Exercise Price referred to on the reverse hereof may as of the date of this Warrant Certificate have been, or may after such date be, adjusted as a result of the occurrence of certain events, as more fully provided in the Warrant Agreement.

     No Warrant may be exercised after 5:00 p.m., Central time, on August 29, 2008 or such earlier or later date as may be fixed under the circumstances set forth in the Warrant Agreement and described on the reverse hereof (the "Expiration Date").

     Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent (or an authenticating agent of the Warrant Agent appointed pursuant to Section 1 of the Warrant Agreement) by the manual signature of one of its authorized officers.

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     IN WITNESS WHEREOF, IMPERIAL SUGAR COMPANY has caused this instrument to be signed manually or in facsimile by its Chairman of the Board, President or a Vice President and by its Secretary or an Assistant Secretary and a facsimile of its corporate seal to be imprinted hereon.

                                  IMPERIAL SUGAR COMPANY

                                  By:
                                     -----------------------------------------
                                  Name:
                                  Title:  President


                                  By:
                                     -----------------------------------------
                                  Name:
                                  Title: Secretary



Countersigned:

------------------------------------
         as Warrant Agent

By:
    --------------------------------
         Authorized Officer

OR

------------------------------------
         as Warrant Agent

By:
    --------------------------------
         as Authenticating Agent

By:
    --------------------------------
         Authorized Officer

     Void after 5:00 p.m. Central time, August 29, 2008 or such earlier or later date as may be fixed under the circumstances set forth in the Warrant Agreement and described on the reverse hereof.

                          [FORM OF WARRANT CERTIFICATE]

                                    [REVERSE]

                             IMPERIAL SUGAR COMPANY

     The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to a Warrant Agreement dated as of August 28, 2001 (as it may be amended from time to time, the "Warrant Agreement"), duly executed and delivered by the Company to The Bank of New York, Warrant Agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants, a copy of which Warrant Agreement will be available at the office of the Secretary of the Company for inspection by holders of Warrants during normal business hours. All capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Warrant Agreement.

     The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering the Warrant Certificate, with the Form of Exercise set forth hereon properly completed and executed, together with payment of the Exercise Price in effect at such time and any applicable taxes pursuant to
Section 8 of the Warrant Agreement, to the Company at the principal office of the Warrant Agent (currently located at 101 Barclay Street (22W), New York, New York 10286). If, upon any exercise of Warrants evidenced hereby, the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

     The Expiration Date may be extended by the Company in its sole discretion from time to time by a notice given to the Warrant Agent and mailed to the registered holders of the Warrant Certificates.

     The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price may, subject to certain conditions, be adjusted and under certain circumstances the Warrant may become exercisable for securities or other assets other than the shares referred to on the face hereof. If the Exercise Price is adjusted, the Warrant Agreement provides that the number of Common Shares purchasable upon the exercise of each Warrant shall be adjusted in certain circumstances.

     This Warrant Certificate is transferable, in whole or in part, on the register maintained by the Company at the principal office of the Warrant Agent for such purpose, upon surrender of this Warrant Certificate at the office of the Warrant Agent, or at another office or agency to be maintained by the Company, together with a written assignment of the Warrant Certificate, on the Form of Assignment set forth hereon or in other form satisfactory to the Warrant Agent, duly executed by the holder or the duly appointed legal representative, and together with funds to pay any transfer taxes payable in connection with such transfer. Upon such surrender and payment, a new Warrant Certificate shall be issued and delivered, in the name of the assignee and in the denomination or denominations specified in such instrument of assignment. If less than all of this Warrant Certificate is being transferred, a new Warrant Certificate or Certificates shall be issued for the portion of this Warrant Certificate not being transferred.

     This Warrant Certificate may be divided or combined with other Warrant Certificates upon surrender hereof to the Company at the principal office of the Warrant Agent, or at another office or agency to be maintained by the Company, together with a written notice specifying the names and denominations in which new Warrant Certificates are to be issued, signed by the holder hereof or his duly appointed legal representative, and together with the funds to pay any transfer taxes payable in connection with such transfer. Upon such surrender and payment, a new Warrant Certificate or Certificates shall be issued and delivered in accordance with such notice.

     The Company may require payment of a sum sufficient to cover such reasonable charges (including, without limitation, any tax or other governmental charge that may be imposed and the fees and expenses of the Warrant Agent) as the Company or the Warrant Agent may prescribe in connection with any exchange or registration of transfer of Warrant Certificates.

     The Company and the Warrant Agent may deem and treat the registered holder hereof as the absolute owner of the Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise or conversion hereof, any distribution to the holder hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

                               [FORM OF EXERCISE]

                    (To be executed upon exercise of Warrant)

     The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase _________ Common Shares and herewith tenders payment for such Common Shares to the order of Imperial Sugar Company in the amount of $______ in accordance with the terms hereof.

     The undersigned requests that a certificate for such Common Shares be registered in the name of ______________ whose address is ____________________.

     If said number of Common Shares is less than all of the Common Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of the Common Shares be registered in the name of _________ whose address is ____________________ and that such Warrant Certificate be delivered to ____________________ whose address is
_____________________________.


Dated: _____________________, 200___


                                  Signature:
                                            ------------------------------------
                                  (Signature must conform in all
                                  respects to name of holder as
                                  specified on the face of the Warrant
                                  Certificate.)


---------------------------------
(Insert Social Security or
 Taxpayer Identification
 Number of Holder)


Signature Guaranteed:



---------------------------------

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                                  [ASSIGNMENT]

     FOR VALUE RECEIVED ______________________ hereby sells, assigns and transfers unto _____________________ the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ________________________ attorney, to transfer said Warrant Certificate on the books of the within-named Company, with full power of substitution in the premises.

Dated: _____________________, 200__

Name of holder of Warrant Certificate: _________________________________________
                                                     (Please Print)

Address: _______________________________________________________________________

         _______________________________________________________________________





                                   Signature:
                                              ----------------------------------
                                   NOTE: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever.



Signature Guaranteed:



-----------------------------------
Note: The signature must be
guaranteed by an eligible guarantor
institution (banks, stockbrokers,
savings and loan associations and
credit unions with membership in
an approved signature guarantee
medallion program), pursuant to
S.E.C. Rule 17 Ad-15.